Exhibit 10.33
SECOND AMENDMENT TO OFFICE BUILDING LEASE
     THIS SECOND AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is executed as of September 30, 2008 (the “Effective Date”), by Turtle Creek Limon, LP, a Texas limited partnership (“Landlord”), and Study Island, LLC, d/b/a Study Island Texas, LLC, a Delaware limited liability company (“Tenant”).
BACKGROUND
     A. Landlord and Tenant entered into an Office Building Lease executed as of January 12, 2007 (the “Original Lease”) for certain office space known as “Suite 200”, consisting of approximately 9,525 square feet of Rentable Area in the building at 3400 Carlisle (the “Building”), as more particularly described in the Original Lease.
     B. On January 17, 2008, Landlord and Tenant entered into the First Amendment to Lease (the “First Amendment”) amending the Original Lease to expand the Premises to include “Suite 500”, which contains approximately an additional 5,059 square feet (the “Original Expansion Premises”) and to provide for the terms and conditions of leasing the additional square footage. The Original Lease, as amended by the First Amendment, is hereby referred to as the “Lease”. Under the Lease, Tenant is currently leasing approximately 14,584 square feet of Rentable Area on the 2nd floor and 5th floor of the Building.
     C. Landlord and Tenant desire to amend the Lease to expand the Premises to include “Suite 440”, which contains approximately 3,924 square feet and to provide for the terms and conditions of leasing the additional square footage.
     D. Landlord and Tenant have agreed to modify the Lease as set forth in this Amendment.
OPERATIVE PROVISIONS
     NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration including the mutual covenants set forth herein, the receipt and sufficiency of which consideration are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Defined Terms. All initial capitalized terms in this Amendment not defined in this Amendment shall have the meanings assigned to such terms in the Lease.
     2. Premises. Effective on November 1, 2008 (the “Expansion Commencement Date”), the Premises shall consist of 18,508 square feet of Rentable Area in the Building (the “Premises”). The additional 3,924 square feet that is being added to the Premises pursuant to this Amendment is cross-hatched on Exhibit A and shall be referred to as the “Second Expansion Premises”. Tenant hereby accepts the Second Expansion Premises “as is” and acknowledges that Landlord shall have no obligation to make any improvements, modifications or additions to the Second Expansion Premises, except as provided in paragraph 3 below. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Second Expansion Premises or with respect to the suitability or fitness for the conduct of Tenant’s business or for any other purpose.
     3. Construction Allowance. Landlord and Tenant acknowledge that the Base Annual Rent (as set forth in paragraph 4 below) has been computed based on Landlord’s allowance of $15.00 per square foot of Rentable Area in the Second Expansion Premises (the “Allowance”) toward the cost of the leasehold improvements to the Second Expansion Premises, as more specifically described on Rider 1 attached hereto.

     4. Base Annual Rent. The Base Annual Rent, commencing on the Expansion Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term, is hereby amended to be the following:

Date	Monthly Installment of Base Annual Rental

November 1, 2008 — January 31, 2009	$25,059.01 (plus Electrical Costs)
February 1, 2009 — May 31, 2009	$32,907.01 (plus Electrical Costs)
June 1, 2009 — May31, 2010	$33,073.69 (plus Electrical Costs)
June 1, 2010 — May 31, 2011	$33,614.67 (plus Electrical Costs)
June 1, 2011 — May 31, 2012	$35,147.84 (plus Electrical Costs)
     If the Term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for such month shall be prorated based upon the ratio that the number of days in the Term within such month bears to the total number of days in such month.
     6. Parking. Section 12 of the Fundamental Lease Provisions of the Lease is hereby deleted and replaced with the following:
     “Total number of unreserved garage spaces: fifty-six (56). There shall be no monthly charge for fifteen (15) of the fifty-six (56) spaces from June 1, 2007 through May 31, 2008. There shall be no monthly charge for fourteen (14) of the fifty-six (56) spaces from June 1, 2007 through May 31, 2010. There shall be no charge for fifteen (15) of the fifty-six (56) spaces from March 1, 2008 through February 28, 2009. There shall be no charge for twelve (12) of the fifty-six (56) spaces from November 1, 2008 through May 31, 2012. After the no charge period, Landlord shall have the option to charge Tenant for parking at the then market rate as determined by Landlord.”
     7. Effect of Amendment. The provisions of this Amendment will control over all inconsistent provisions of the Lease. Tenant has no further rights to any leasehold improvements or refurbishment allowances specified in the Lease.
     8. Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any broker or agent in connection with the negotiation of this Amendment except PM Realty Group as Landlord’s agent, the fees of which shall be paid by Landlord by separate agreement. Landlord and Tenant each hereby agrees to defend, indemnify and hold harmless the other from and against any other claims for brokerage, commission, finders or other fees relative to this Amendment resulting or arising out of any acts or agreements of the indemnifying party.
     9. Ratification of Lease. Except as amended hereby, the terms and provisions of the Lease shall remain unchanged and shall remain in full force and effect. The Lease as modified by this Amendment is hereby ratified and confirmed in all respects.
     10. Entire Agreement. This Amendment and the Lease contain all of the agreements of the parties hereto with respect to the subject matter thereof, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. The terms and conditions of the Lease and this Amendment may not be amended or otherwise affected except by instrument in writing executed by each party to be bound thereby.

     11. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that this provision shall not be construed to modify any provision of the Lease limiting Tenant’s right to assign, sublet or otherwise transfer its interest in the Lease or the Premises.
     12. Paragraph Headings. The paragraph headings in this Amendment are for convenience only and shall in no way enlarge, limit or alter the meaning of the provisions hereof.
     13. Background. The provisions of the Background section of this Amendment are an integral part of this Amendment.
     14. Gender and Number. Within this Amendment, words of any gender shall be construed to include any other gender, and words in the singular number shall be construed to include the plural and words in the plural number shall be construed to include the singular, as the context may require.
     15. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof, and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
     16. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. The signature pages of various counterparts may be combined onto one document.
     17. Representations of Tenant and Person Signing for Tenant. Tenant and the person signing this Amendment on behalf of Tenant represents to Landlord as follows: (a) Tenant is a limited liability company duly organized and legally existing under the laws of the State of Delaware; (b) the execution and delivery of, and performance under, this Amendment are within Tenant’s power and authority without the joinder or consent of any party and have been duly authorized by all requisite action and are not in contravention of law or the powers of Tenant’s partnership agreement; (c) the person signing this Amendment on behalf of Tenant was and continues to be authorized to do so without the joinder of any other person; and (d) this Amendment constitutes the legal, valid and binding obligations of Tenant enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending.
[Signatures on the following page]

LANDLORD: Turtle Creek Limon, LP

By:	3400 Carlisle Interests, LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ Frank Mackey, VP
Frank Mackey, Vice President
Date of Signature: Sept 30, 2008

TENANT: Study Island, LLC

By:	/s/ James B. Walburg
Name:	James B. Walburg
Title:	CFO
Date of Signature: 9-22-08

EXHIBIT “A”
TO
SECOND AMENDMENT TO OFFICE BUILDING LEASE

RIDER 1
WORK LETTER
TO
SECOND AMENDMENT TO OFFICE BUILDING LEASE
BETWEEN
TURTLE CREEK LIMON, LP
AND
STUDY ISLAND, LLC, D/B/A STUDY ISLAND TEXAS, LLC
     This Rider sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements that will prepare the Second Expansion Premises described in Exhibit A of this Amendment for Tenant’s use and occupancy.
1. The Work.
     The “Work” will consist of leasehold improvements described in the floor plan and specifications attached to this Amendment as Rider 2 (“Final Plan”).
     A. From the Final Plan, Landlord will cause Landlord’s architects and/or engineers, to prepare any required engineering and architectural drawings and specifications (all such engineering and architectural drawings and specifications are referred to collectively as the “Preliminary Working Drawings”), and will submit the same to Tenant for Tenant’s written approval. Tenant will not unreasonably withhold approval of the Preliminary Working Drawings, and will have no right to withhold approval if the Preliminary Working Drawings are substantially consistent with the Final Plan. Failure by Tenant to deliver written objections to Landlord within five (5) days after receipt of the Preliminary Working Drawings will be deemed to be approval of same. Any disapproval by Tenant must include specific suggestions for making the same acceptable. If Tenant disapproves the Preliminary Working Drawings, Landlord will have the Preliminary Working Drawings revised to incorporate Tenant’s reasonable suggestions and objections, which suggestions and objections will be binding upon Tenant and may be relied upon by Landlord in revising the Working Drawings. Preliminary Working Drawings which are approved in the foregoing manner will become Final Working Drawings.
     B. Landlord will pay all costs and fees incurred in connection with preparation of the Final Plan and Preliminary and Final Working Drawings needed to implement the Work and construction of the leasehold improvements as described in the Final Working Drawings up to a cost of $15.00 per square foot of Rentable Area in the Second Expansion Premises (which cost shall include a construction management fee of 5% of all construction costs) (“Tenant’s Allowance”). Tenant will pay all costs and fees incurred in connection with preparation of plans and working drawings or construction resulting from a change requested by Tenant pursuant to Paragraph 2 of this Rider and any amount in excess of $15.00 per square foot of Rentable Area in the Second Expansion Premises incurred by Landlord in connection with the design and construction of the Work (collectively, “Tenant’s Cost”). Tenant’s Cost hereunder will be deemed additional rent under the Lease.
2. Changes.
     A. If Tenant desires any changes, alterations or additions to the Final Plan or the Final Working Drawings, Tenant must submit a detailed written request to Landlord (“Change Order”). If reasonable and practicable and generally consistent with the Final Plan or Working Drawings previously approved, Landlord will comply with the Change Order, but all costs in connection therewith, including without limitation any additional plans, drawings and engineering reports or opinions or modifications of such existing items, will be paid for by Tenant. Landlord may at any time reasonably estimate Tenant’s Cost for a Change Order, in advance, and, Tenant will deposit the estimated amount with Landlord within ten (10) days after requested by Landlord. If such estimated amount exceeds the actual amount of Tenant’s Cost, Tenant will receive a refund of the difference, and if the actual amount exceeds the estimated amount, Tenant will pay the difference to Landlord within ten (10) days after requested by Landlord. If any additional plans, drawings or specifications, or modifications of such items, are required to construct a Change Order, the same will be prepared (at Tenant’s cost by Landlord’s architect) and approved in the manner described above. Under no circumstances will any Change Orders serve to abate the rentals under the Lease.
3. Substantial Completion.
     A. Landlord will be deemed to have “substantially completed” the Work for the purposes thereof if Landlord has caused all of the Work to be completed substantially except for so called “punchlist items,” e.g., minor details of construction or decoration or mechanical adjustments which do not substantially interfere with Tenant’s occupancy of the Second Expansion Premises to be made by Tenant. If there is any dispute as to whether Landlord has substantially completed the Work, the good faith decision of Landlord’s architect will be final and binding on the parties.
     B. If Landlord notifies Tenant in writing that the Work is substantially completed, and Tenant fails to object thereto in writing within seven (7) days thereafter specifying in reasonable detail the items of Work needed to be performed in order for substantial completion, Tenant will be deemed conclusively to have agreed that the Work is substantially completed, for purposes of commencing rental under the Lease.
     C. Substantial completion will not prejudice Tenant’s rights to require full completion of any remaining items of Work. However, if Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within fifteen (15) days thereafter specifying in reasonable detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant will be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).
4. Construction.
     A. Landlord reserves the right to substitute comparable or better materials and items for those shown in the attached plans and specification and Working Drawings.
     B. Tenant will be solely responsible for determining whether or not Tenant is a public accommodation under The Americans with Disabilities Act and Texas Architectural Barriers Act and whether or not the Final Working Drawings comply with such laws and the regulations thereunder.
5. Liability.
     The parties acknowledge that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the plans or Workings Drawings will be free from errors or omissions, nor that the Work will be free from defects, and Landlord will have no liability therefor. In the event of such errors, omissions, or defects, Landlord will cooperate in any action Tenant desires to bring against such parties.

6. Incorporation Into Lease: Default.
     THE PARTIES AGREE THAT THE PROVISIONS OF THIS RIDER ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Rider, the latter will govern and control. Any default by Tenant hereunder will constitute a default by Tenant under the Lease and Tenant will be subject to the remedies and other provisions applicable thereto under the Lease.

RIDER 2
FINAL PLAN
TO
SECOND AMENDMENT TO OFFICE BUILDING LEASE
BETWEEN
TURTLE CREEK LIMON, LP
AND
STUDY ISLAND, LLC, D/B/A STUDY ISLAND TEXAS, LLC
TO BE ATTACHED UPON COMPLETION

3400 CARLISLE
Suite440 / 3,924 RSF

ELEC.
MECHANICAL

Key Plan 4th Floor

idGROUP

3400 Carlisle
Dallas, Texas
For Information, Contact:
For Information, Contact:
Travis Ewert, Nathan Durham,
or Lauren Bentley
(972) 680-0106

PM Realty Group
REAL ESTATE SERVICES